SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of  the Securities Exchange Act of 1934

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IMPATH Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting of Stockholders
to be held June 14, 2002

New York, New York
April 30, 2002

To the Holders of Common Stock  of IMPATH Inc.:

The Annual Meeting of Stockholders (the “Meeting”) of IMPATH Inc. (the “Company”) will be held at the offices of the Company at 521 West 57th Street, 5th Floor, New York, New York 10019, on Friday, June 14, 2002, at 9:30 A.M., local time, for the following purposes, as more fully described in the accompanying Proxy Statement:

1.    To elect seven members of the Board of Directors of the Company.

2.    To consider and take action upon a proposal to approve the IMPATH Inc. 2002 Long Term Incentive Plan.

3.    To approve certain amendments to our Restated Certificate of Incorporation that would (i) increase the authorized common stock, $.005 par value, of the Company from 50,000,000 shares to 70,000,000 shares and (ii) remove certain provisions which are no longer relevant.

4.    To consider and take action upon a proposal to ratify the Board of Directors’ selection of KPMG LLP to serve as the Company’s independent accountants for the Company’s fiscal year ending  December 31, 2002.

5.    To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

The close of business on April 15, 2002 has been fixed by the Board of Directors as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Meeting. A list of the stockholders entitled to vote at the Meeting may be examined at the offices of the Company at 521 West 57th Street,  New York, New York 10019, during the ten-day period preceding the Meeting.

By Order of the Board of Directors,

RICHARD C. ROSENZWEIG
Secretary

You are cordially invited to attend the Meeting in person. If you do not expect to be present, please mark, sign and date the enclosed form of Proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that your vote can be recorded.

IMPATH Inc.

PROXY STATEMENT

This Proxy Statement, which will be mailed commencing on or about May 1, 2002 to the persons entitled to receive the accompanying Notice of Annual Meeting of Stockholders (the “Notice”), is provided in connection with the solicitation of proxies on behalf of the Board of Directors of IMPATH Inc. (the “Company”) for use at the Annual Meeting of Stockholders to be held on June 14, 2002, and at any adjournment or adjournments thereof (the “Meeting”), for the purposes set forth in such Notice. The Company’s executive offices are located at 521 West 57th Street, New York, New York 10019.

At the close of business on April 15, 2002, the record date stated in the accompanying Notice, the Company had issued and outstanding 18,580,897 shares of common stock, $.005 par value (“Common Stock”), each of which is entitled to one vote with respect to each matter to be voted on at the Meeting. The Company has no class or series of stock outstanding other than the Common Stock.

A majority of the issued and outstanding shares of Common Stock present in person or by proxy will constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes (as hereinafter defined) will be counted as present for the purpose of determining the presence of a quorum.

Directors are elected by plurality vote. Adoption of proposals 2 and 4 will require the affirmative vote of a majority of the shares of Common Stock present and entitled to vote thereon at the Meeting. Adoption of proposal 3 will require the affirmative vote of a majority of the issued and outstanding shares of Common Stock. Shares held by stockholders who abstain from voting on a matter will be treated as “present” and “entitled to vote” on the matter and, thus, an abstention has the same legal effect as a vote against the adoption of any of the proposals. However, in the case of a broker non-vote or where a stockholder withholds authority from his proxy to vote the proxy as to a particular matter, such shares will not be treated as “present” and “entitled to vote” on the matter and, thus, a broker non–vote or the withholding of a proxy’s authority will have no effect on the outcome of the vote on proposals 2 and 4. An abstention of a broker non-vote or the withholding of a proxy’s authority, however, will have the same effect as a vote against proposal 3, because approval of this proposal requires the affirmative vote of a majority of the issued and outstanding Common Stock. A “broker non-vote” refers to shares of Common Stock represented at the Meeting in person or by proxy by a broker or nominee where (i) such broker or nominee has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote and (ii) such broker or nominee does not have discretionary voting power on such matter.

Security Ownership of Certain Beneficial Owners

The stockholders (including any “group,” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”)) who, to the knowledge of the Board of Directors of the Company beneficially owned more than five percent of the Common Stock as of April 12, 2002, and their respective shareholdings as of such date (according to information furnished by them to the Company), are set forth in the following table. Except as indicated in the footnotes to the table, all of such shares are owned with sole voting and investment power.

Name and Address	Shares of Common Stock Owned Beneficially	Percent of Class
Massachusetts Financial Services Company(1) 500 Boylston Street 15th Floor Boston, Massachusetts 02116	987,239	5.3%
Bear Stearns Asset Management, Inc.(2) Bear Stearns S&P STARS Portfolio 383 Madison Avenue New York, New York 10179	960,000	5.2%
Citigroup Inc.(3) Salomon Smith Barney Holdings Inc. 399 Park Avenue New York, New York 10043	918,927	5.0%

(1)
Information as to Massachusetts Financial Services Company is based upon a report on Schedule 13G filed with the Securities and Exchange Commission (the “Commission”) on March 14, 2002 by such stockholder. Such report indicates that such stockholder has sole voting power as to an aggregate of 866,498 shares and beneficially owns an aggregate of 987,239 shares.

(2)
Information as to Bear Stearns Asset Management, Inc. and Bear Stearns S&P STARS Portfolio is based upon a report on Schedule 13G filed with the Commission on March 19, 2002 by such stockholders. Such report indicates that such stockholders have sole voting power to, and beneficially own, an aggregate of 960,000 shares.

(3)
Information as to Citigroup Inc. and Salomon Smith Barney Holdings Inc. is based upon a report on Schedule 13G filed with the Commission on February 12, 2002 by such stockholders. Such report indicates that such stockholders have shared voting power to, and beneficially own, an aggregate of 918,927 and 918,787 shares, respectively.

Security Ownership of Directors and Executive Officers

The following table sets forth, as of April 12, 2002, the number of shares of Common Stock of the Company beneficially owned by each of the Company’s directors and nominees for directors, each of the Company’s five most highly compensated executive officers, and all directors and executive officers as a group, based upon information provided by such persons to the Company.

Name	Shares of Common Stock Owned Beneficially(1)	Percent Of Class(1)
Anu D. Saad, Ph.D.(2)	301,707	1.6%
Richard P. Adelson(3)	113,174	*
David J. Cammarata(4)	45,056	*
James B. Douglass, Ph.D.(5)	31,539	*
Richard C. Rosenzweig(6)	18,348	*
Robert E. Campbell(7)	5,348	*
Richard J. Cote, M.D.(8)	191,476	1.0%
Carter H. Eckert(9)	—	*
George S. Frazza(10)	40,879	*
Joseph A. Mollica, Ph.D.(11)	19,180	*
Marcel Rozencweig, M.D.(12)	32,940	*
All directors and executive officers as a group (11 persons) (2), (3), (4), (5), (6), (7), (8), (9), (10), (11), (12)	805,647	4.4%

*	Less than one percent.
(1)	Amounts and percentages include outstanding warrants or options which are exercisable within 60 days of April 12, 2002.
(2)	Includes 180,566 shares issuable pursuant to currently exercisable stock options.
(3)	Includes 92,874 shares issuable pursuant to currently exercisable stock options.
(4)	Includes 25,522 shares issuable pursuant to currently exercisable stock options.
(5)	Includes 31,339 shares issuable pursuant to currently exercisable stock options.
(6)	Consists of 18,348 shares issuable pursuant to currently exercisable stock options.
(7)	Includes 4,448 shares issuable pursuant to currently exercisable stock options.
(8)	Includes 36,030 shares issuable pursuant to currently exercisable stock options.
(9)	Carter H. Eckert was appointed to the Company’s Board of Directors on April 16, 2002.
(10)	Includes 20,879 shares issuable pursuant to currently exercisable stock options.
(11)	Consists of 19,180 shares issuable pursuant to currently exercisable stock options.
(12)	Consists of 32,940 shares issuable pursuant to currently exercisable stock options.

I.    ELECTION OF DIRECTORS

Seven directors of the Company are to be elected at the Meeting, each to serve until the next Annual Meeting of Stockholders and until a successor shall have been chosen and qualified.

It is the intention of each of the persons named in the accompanying form of Proxy to vote the shares of Common Stock represented thereby in favor of the seven nominees listed below, unless otherwise instructed in such Proxy. Each such nominee is presently serving as a director. In case any of the nominees is unable or declines to serve, such persons reserve the right to vote the shares of Common Stock represented by such Proxy for another person duly nominated by the Board of Directors in such nominee’s stead or, if no other person is so nominated, to vote such shares only for the remaining nominees. The Board of Directors has no reason to believe that any person named will be unable or will decline to serve.

Certain information concerning the nominees for election as directors of the Company is set forth below. Information concerning ownership of the Common Stock by such nominees and other directors is set forth in the preceding table. All of such information was furnished by them to the Company.

Nominees for Election

ANU D. SAAD, PH.D., age 45. Dr. Saad has been Chief Executive Officer of the Company since October 1993 and Chairman of the Board of Directors of the Company since January 2001. She was President of the Company from 1993 to January 2001. Prior to that, Dr. Saad was the Company’s Scientific Director and Director of Business Development. Before joining the Company in 1990, Dr. Saad was Assistant Professor of Cell Biology and Anatomy at Cornell University Medical College/New York Hospital. Dr. Saad has published extensively and is the recipient of many awards, including from the National Institute of Health, Muscular Dystrophy Association, Andrew W. Mellon Foundation, Charles H. Revson Foundation, Inc. and the American Cancer Society. Dr. Saad received her Bachelor’s Degree in Biology from the University of Pennsylvania and her Ph.D. in Developmental Biology from the University of Chicago. Dr. Saad has been a director of the Company since 1993.

ROBERT E. CAMPBELL, age 68. Mr. Campbell has been Chairman of the Board of the Robert Wood Johnson Foundation since July 1999 and Chairman of the Board of The Cancer Institute of New Jersey since January 1995. Mr. Campbell has also been a member of the Advisory Council for the College of Science of the University of Notre Dame since 1990 and a member of the Rutgers Business Board of Advisors since 1999. From 1989 to 1995, Mr. Campbell was Vice Chairman of the Board of Johnson & Johnson. During his tenure with Johnson & Johnson, Mr. Campbell was named Vice President of Finance and became a member of the Executive Committee in 1980; and since 1985, served as Vice Chairman of the Executive Committee and Chairman of the Professional Sector. Mr. Campbell received his Bachelor’s Degree from Fordham University and his M.B.A. from Rutgers University. Mr. Campbell has been a director of the Company since January 2001.

RICHARD J. COTE, M.D., age 47. Dr. Cote was one of the founders of IMPATH and is the Company’s principal scientific and strategic consultant. Dr. Cote is Attending Pathologist at the Kenneth J. Norris Cancer Center and a Professor of Pathology and Urology at the University of Southern California. He was trained at the University of Michigan, Cornell University Medical College/New York Hospital and Memorial Sloan-Kettering Cancer Center. Dr. Cote holds patents on monoclonal antibody technology and is a leader in the developmental use of monoclonal antibodies in cancer diagnosis and prognosis. Dr. Cote is also known for his work in breast, prostate and bladder cancers and in the immunopathological analysis of cancer. Dr. Cote has been or is currently on the Scientific Advisory Boards of Johnson & Johnson, Neoprobe Corporation and Chromavision Medical Systems Inc., and is a consultant to various national and international organizations, such as the National Cancer Institute. Dr. Cote graduated Phi Beta Kappa from the University of California with a Bachelor’s Degree in Biology and Chemistry. He received his M.D. from the University of Chicago Pritzker School of Medicine. Dr. Cote has been a director of the Company since 1988.

CARTER H. ECKERT, age 59. Mr. Eckert has enjoyed a distinguished career in the pharmaceutical industry spanning four decades. Most recently, Mr. Eckert was President and Chief Executive Officer of Knoll Pharmaceutical Company and President of the Americas for Knoll’s parent company, BASF Pharma. In addition, he was a member of BASF Pharma’s Global Pharmaceutical Board responsible for global therapeutic franchises and corporate transactions. Prior to joining BASF Pharma in 1995, Mr. Eckert was President and Chief Executive Officer of Boots Pharmaceuticals, Inc. in Lincolnshire, IL, where he was responsible for North American operations. Mr. Eckert joined Boots in 1985 as Executive Vice President and Chief Operating Officer after more than a decade at Baxter Travenol Laboratories in Deerfield, IL, where he served in a number of positions including President of Baxter’s Flint Division. Mr. Eckert received his B.S. in Chemical Engineering from the Illinois Institute of Technology and his MBA from Northwestern University. Mr. Eckert is currently on the Board of Directors of OraSure Technologies, Inc. and Boron, Lepore & Associates, Inc. and is a member of the Aethena Group, LLC advisory board and a Trustee of Caldwell College. Mr. Eckert has been a director of the Company since April 2002.

GEORGE S. FRAZZA, age 68. Mr. Frazza has been Of Counsel to the firm of Patterson, Belknap Webb & Tyler LLP since February 1997. Prior to that, Mr. Frazza spent more than 30 years with Johnson & Johnson, where he was most recently Vice President and General Counsel. Mr. Frazza received his Bachelor’s Degree from Marietta College and his law degree from Columbia University. Mr. Frazza has been a director of the Company since September 1998.

JOSEPH A. MOLLICA, PH.D., age 61. Dr. Mollica is Chairman and Chief Executive Officer of Pharmacopeia, Inc., a Princeton, New Jersey-based company engaged in the field of research to discover low molecular weight drug compounds using combinatorial chemistry and automated high throughput screening. Through its software division, Accelrys, Pharmacopeia provides modeling and simulation software, cheminformatics and bioinformatics to the pharmaceutical and chemical industries. Prior to joining Pharmacopeia, Dr. Mollica was President and Chief Executive Officer of DuPont Merck Pharmaceutical Company. He also served as Vice President, Medical Products for DuPont, and Senior Vice President of Ciba-Geigy Corp. Dr. Mollica is currently on the Board of Directors of Pharmacopeia, Inc., Neurocrine Biosciences, Inc., and Genencor International Inc. He received his Bachelor’s Degree in Pharmaceutical Chemistry from the University of Rhode Island and his Master’s Degree and Ph.D. in Pharmaceutical and Physical Chemistry from the University of Wisconsin. Dr. Mollica has been a director of the Company since 1995.

MARCEL ROZENCWEIG, M.D., age 56. Prior to his retirement in May of 2001, Dr. Rozencweig served as Vice President, Strategic Planning and Portfolio Management of the Pharmaceutical Research Institute of Bristol-Myers Squibb Company. From 1996 to 1998, Dr. Rozencweig was Vice President, Strategic and Scientific Evaluation of the Pharmaceutical Group of Bristol-Myers. From 1983 to 1996, Dr. Rozencweig was Vice President, Infectious Diseases and Oncology at the Pharmaceutical Research Institute of Bristol-Myers. Dr. Rozencweig is well known for his work in medical oncology, new drug development and clinical trial methodology. At Bristol-Myers, he played a prominent role in the clinical development and registration strategies of many new anticancer agents and pioneered the regulatory approach to accelerated approval of new drugs for the treatment of life-threatening diseases. Dr. Rozencweig has also worked at the National Cancer Institute in Bethesda, Maryland and the Jules Bordet Institute in Brussels, Belgium. He has been a consultant to the German government for the appropriation of federal resources for cancer research in Germany. Dr. Rozencweig received his M.D. from the Free University of Brussels. Dr. Rozencweig has been a director of the Company since August 1997.

Committees of the Board of Directors

The Board of Directors has a Compensation Committee, an Audit Committee and a Nominating Committee. The members of the Compensation Committee are Carter H. Eckert, George S. Frazza and Marcel Rozencweig. Carter H. Eckert became a member of the Compensation Committee on April 16, 2002, succeeding David J. Galas who was a member of the Compensation Committee until his resignation as of April 16, 2002. The

Compensation Committee makes recommendations to the full Board of Directors as to the compensation of executive officers, administers the Company’s 1997 Long Term Incentive Plan, 1999 Long Term Incentive Plan, 2000 Long Term Incentive Plan and Employee Stock Purchase Plan, and determines the persons who are to receive options under such plans and the number of shares subject to each option.

The members of the Audit Committee are Robert E. Campbell, George S. Frazza and Joseph A. Mollica. The Audit Committee acts as a liaison between the Board of Directors and the independent accountants and annually recommends to the Board of Directors the appointment of the independent accountants. The Audit Committee reviews with the independent accountants the planning and scope of the audits of the financial statements, the results of those audits and the adequacy of internal accounting controls and monitors other corporate and financial policies.

The members of the Nominating Committee are Richard J. Cote, George S. Frazza and Anu D. Saad. The Nominating Committee recommends to the Board of Directors nominees for election as directors of the Company.

The Board of Directors met four times during the fiscal year ended December 31, 2001. The Audit Committee met nine times during the fiscal year ended December 31, 2001. The Compensation Committee met one time during the fiscal year ended December 31, 2001. The Nominating Committee met one time during the fiscal year ended December 31, 2001. Each of the persons named above attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and of the Committees of the Board of Directors on which such person served which were held during the time that such person served.

Generally, Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) permits a corporation to indemnify certain persons made a party to an action, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. To the extent that person has been successful in any such matter, that person shall be indemnified against expenses actually and reasonably incurred by him. In the case of an action by or in the right of the corporation, no indemnification may be made in respect of any matter as to which that person was adjudged liable unless and only to the extent that the Delaware Court of Chancery or the court in which the action was brought determines that despite the adjudication of liability that person is fairly and reasonably entitled to indemnity for proper expenses.

Section 102(b)(7) of the DGCL enables a Delaware corporation to include a provision in its certificate of incorporation limiting a director’s liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director. The Company has adopted a provision in its Restated Certificate of Incorporation that provides for such limitation to the full extent permitted under Delaware law.

The Company’s Restated Certificate of Incorporation and By-laws provide for indemnification of its directors and officers to the fullest extent permitted by law and further provide that the indemnification and advancement of expenses provided for therein shall not be deemed exclusive of any other rights to which those entitled to indemnification or advancement of expenses may be entitled under any by-law, agreement, contract or vote of stockholders or disinterested directors. The indemnification and advances of expenses provisions continue with respect to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of such a person.

The Company has entered into indemnification agreements with certain of its directors and executive officers. These agreements provide that the directors and executive officers will be indemnified to the fullest possible extent permitted by Delaware law against all expenses (including attorneys’ fees), judgments, fines, penalties, taxes and settlement amounts paid or incurred by them in any action or proceeding, including any action by or in the right of the Company or any of its subsidiaries or affiliates, on account of their service as directors, officers, employees, fiduciaries or agents of the Company or any of its subsidiaries or affiliates, and their service at the request of the Company or any of its subsidiaries or affiliates as directors, officers, employees, fiduciaries or agents of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

The Company maintains liability insurance for its officers and directors, insuring them against certain losses arising from claims or charges made against them while acting in their capacities as officers or directors of the Company.

Executive Officers

Certain information concerning the executive officers of the Company is set forth below. Information concerning ownership of Common Stock by such executive officers is set forth under “Security Ownership of Directors and Officers.” All information was furnished by them to the Company.

ANU D. SAAD, PH.D. Information concerning Dr. Saad is set forth above under “Nominees for Election.”

RICHARD P. ADELSON, age 36. Richard Adelson has been President of the Company since January 2001 and Chief Operating Officer of the Company since November 1999. From November 1999 to January 2001, Mr. Adelson was Executive Vice President of the Company. From June 1999 to November 1999, Mr. Adelson was Executive Vice President and Senior Vice President of Operations, Sales and Marketing of the Company. From February 1998 to June 1999, he was Senior Vice President, Sales and Marketing of the Company. From August 1996 through January 1998 he was Vice President, Sales of the Company. He was Director of Sales of the Company from August 1994 to August 1996. From January 1992 to August 1994, Mr. Adelson served the Company as District and Regional Sales Manager for the New York Metro Region. Prior to joining the Company, Mr. Adelson was a Sales Representative for Surgipath Medical Industries, Inc., a medical equipment company. Mr. Adelson received his Bachelor’s Degree in Biology from the State University of New York at Albany and studied at the Harvard School of Dental Medicine.

DAVID J. CAMMARATA, age 38. Mr. Cammarata has been Chief Financial Officer of the Company since November 1999. From October 1998 through November 1999, Mr. Cammarata was Vice President, Corporate Controller, of the Company. From June 1994 through October 1998, Mr. Cammarata was Corporate Controller of the Company. Prior to joining the Company, Mr. Cammarata spent four years with Corning-Metpath, serving two years as a Senior Auditor and later as Assistant Controller for the Company’s Northwest California division. Mr. Cammarata, a Certified Public Accountant, received his B.S. in Accounting from Seton Hall University.

JAMES B. DOUGLASS, Ph.D., age 52. Dr. Douglass has been Chief Information Officer of the Company since October 1999. Prior to joining the Company, Dr. Douglass served as Vice President and General Manager of the Research and Consulting Division of NDC Health Information Services. Earlier in his career, Dr. Douglass spent six years in various roles including Senior Vice President and General Manager, Market Research Division of IMS America. Dr. Douglass also launched and managed Douglass Associates and served as Chief Statistician with Opinion Research Corporation, and Research Statistician with Educational Testing Service. Dr. Douglass received his B.A. in Mathematics, and M.A. and Ph.D. in Applied Statistics and Research Design, from Michigan State University.

RICHARD C. ROSENZWEIG, age 35. Mr. Rosenzweig has been General Counsel and Secretary of the Company since February 2001. Prior to joining the Company, he was Director, Worldwide Licensing and Acquisitions, for Johnson & Johnson from August 1998 until February 2001, where he supported the Consumer and Personal Care Group and served on the Franchise Leadership Teams for both the Oral and Wound Care franchises. Before his tenure at Johnson & Johnson, Mr. Rosenzweig spent six years as a corporate attorney in New York City, most recently at the firm of Kramer, Levin, Naftalis and Frankel. Mr. Rosenzweig earned his B.A. in Psychology from Brandeis University and his J.D. from Boston University.

Executive Compensation

The following table sets forth information for the fiscal years ended December 31, 2001, 2000 and 1999 concerning the compensation of the Chief Executive Officer of the Company, and the four other most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000 during the fiscal year ended December 31, 2001.

SUMMARY COMPENSATION TABLE
	Fiscal Year			Long Term Compen- sation	All Other Compen- sation(1)

		Annual Compensation		Shares Underlying Options
Name and Principal Position		Salary	Bonus
Anu D. Saad, Ph.D.	2001	$315,000	$294,500	50,000	$3,400
Chairman of the Board and	2000	280,000	237,500	60,000	3,400
Chief Executive Officer	1999	250,000	180,000	60,000	3,600

Richard P. Adelson	2001	$280,000	$152,000	40,000	$3,400
President and Chief Operating	2000	225,000	118,750	50,000	3,400
Officer	1999	171,000	132,300	40,000	3,600

David J. Cammarata	2001	$200,000	$90,000	30,000	$3,400
Chief Financial Officer	2000	175,000	60,000	20,000	3,400
	1999	132,250	36,000	20,000	3,229

James B. Douglass, Ph.D.	2001	$230,000	$75,000	—	$3,400
Chief Information Officer	2000	220,000	60,000	15,000	3,400
	1999	52,675	10,000	50,000	—

Richard C. Rosenzweig (2)	2001	$183,333	$90,000	60,000	$3,400
General Counsel and Secretary	2000	—	—	—	—
	1999	—	—	—	—

(1)	Consists of contributions made by the Company to the IMPATH Inc. 401(k) Retirement Savings Plan on behalf of such executive officer.
(2)	Richard C. Rosenzweig joined the Company as General Counsel and Secretary in February 2001.

The following table sets forth the grants of stock options to the executive officers named in the Summary Compensation Table who were granted stock options during the fiscal year ended December 31, 2001. The amounts shown for the named executive officers as potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of five percent and ten percent over the exercise price of the options during the full terms of the options. No gain to the optionees is possible without an increase in stock price which will benefit all stockholders proportionately. These potential realizable values are based solely on arbitrarily assumed rates of appreciation required by applicable Commission regulations. Actual gains, if any, on option exercises and holdings of Common Stock are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.

OPTION GRANTS IN THE FISCAL YEAR ENDED
DECEMBER 31, 2001

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term

	Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)	Expiration Date

Name					5%	10%
Anu D. Saad, Ph.D.	50,000	5.64%	$33.03	10/24/11	$1,038,619	$2,632,065
Richard P. Adelson	40,000	4.51%	$33.03	10/24/11	830,895	2,105,652
David J. Cammarata	30,000	3.38%	$33.03	10/24/11	623,171	1,579,239
Richard C. Rosenzweig	20,000	2.26%	$43.50	2/2/11	547,138	1,386,555
	10,000	1.13%	$31.28	4/30/11	196,718	498,522
	30,000	3.39%	$33.03	10/24/11	623,171	1,579,239

The following table sets forth the number of shares of Common Stock acquired upon the exercise of options by the executive officers of the Company named in the Summary Compensation Table during 2001, the aggregate market value, net of exercise price, of such shares on the date of such exercise for each such executive officer and the number and value of options held by such officers at December 31, 2001.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION VALUES

			Number of Unexercised Options at 2001 Fiscal Year End(#)		Value of Unexercised In-the-Money Options at 2001 Fiscal Year End(1)
Name	Shares Acquired on Exercise(#)	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Anu D. Saad, Ph.D.	55,559	$1,853,690.98	159,026	108,333	$4,949,004	$2,097,478
Richard P. Adelson	20,400	903,280.42	86,198	83,870	2,446,765	1,578,528
David J. Cammarata	14,600	554,180.47	19,852	44,980	513,275	743,308
James B. Douglass, Ph.D.	4,500	159,471.00	23,004	31,246	673,885	925,524
Richard C. Rosenzweig	—	—	9,452	50,548	54,187	442,712

(1)
In the money options are those where the fair market value of the underlying Common Stock exceeds the exercise price of the option. The value of in the money options is determined in accordance with regulations of the Commission by subtracting the aggregate exercise price of the option from the aggregate year-end value of the underlying Common Stock.

Employment-Related Agreements with Executive Officers

The Company has entered into employment-related agreements with Dr. Saad, Mr. Adelson, Dr. Douglass, and Mr. Rosenzweig. The agreements with Dr. Saad, Mr. Adelson, and Mr. Douglass provide that in the event that the employment of the executive officer is terminated by the Company without cause or the executive officer terminates his or her employment for good reason, the Company will continue to pay his or her base salary for one year after termination, subject to setoff for any cash compensation paid to the executive officer by any subsequent employer during such one-year period. The agreement with Mr. Rosenzweig provides that in the event that the employment of Mr. Rosenzweig is terminated by the Company without cause, or Mr. Rosenzweig terminates his employment for good reason, the Company will continue to pay his base salary for six months. The agreements with Dr. Saad and Mr. Adelson also provide that the stock options granted to such executive officer prior to September 12, 1997 will fully vest upon a merger, consolidation or tender or exchange offer that results or would result in a change in control of the Company, or the sale of all or substantially all of the assets of the Company. Each of Dr. Saad and Mr. Adelson is prohibited under his or her agreement from engaging in any business in competition with the Company during the period of his or her employment with the Company and for one year thereafter.

Compensation of Directors

The Company pays its directors who are not employees of the Company a fee of $1,500 for each meeting of the Board of Directors attended and a fee of $500 for each committee meeting attended, including scheduled telephonic meetings. The Company’s directors receive an initial grant of 10,000 options upon their appointment or election to the Board of Directors and receive a subsequent grant of 10,000 options every three (3) years thereafter. In January 2001, the Company granted to each of Messrs. Campbell and Cote stock options to purchase 10,000 shares of Common Stock at an exercise price of $43.63 per share vesting over a three-year period following the date of grant. In October 2001, the Company granted to Mr. Frazza stock options to purchase 10,000 shares of Common Stock at an exercise price of $33.03 per share, vesting over a three-year period following the date of grant. During 2001, the Company paid Dr. Cote $153,000 for consulting services provided by him to the Company.

Compensation Committee Interlocks and Insider Participation

All executive officer compensation decisions have been made by the Compensation Committee of the Board of Directors. The members of the Compensation Committee are Carter H. Eckert, George S. Frazza and Marcel Rozencweig. Carter H. Eckert became a member of the Compensation Committee on April 16, 2002, succeeding David J. Galas who was a member of the Compensation Committee until his resignation as of April 16, 2002. All of the current and former members of the Compensation Committee are and have been independent directors of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Securities Exchange Act of 1934, directors and officers of the Company, and persons who own more than ten percent of the Common Stock, are required to file reports concerning their beneficial ownership of securities of the Company with the Commission. Directors, officers and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

To the Company’s knowledge, based solely on a review of copies of such reports furnished to the Company and confirmations that no other reports were required during the fiscal year ended December 31, 2001, its directors, officers and greater than ten percent stockholders complied with all Section 16(a) filing requirements.

Performance Graph

The following performance graph compares the cumulative total shareholder return on the Common Stock to the S&P 500 Index and to the SIC Code Index for the Company for the period indicated. The SIC Code Index is composed of 20 public companies with the same Standard Industrial Classification Code as the Company. The graph assumes that $100 was invested in the Common Stock and in each Index on December 31, 1996 and that all dividends were reinvested.

COMPARE CUMULATIVE TOTAL RETURN
AMONG IMPATH INC.,
S&P INDEX AND SIC CODE INDEX

	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01
IMPATH Inc.	100.00	174.67	141.33	135.67	709.33	474.77
SIC Code Index	100.00	84.20	71.05	126.07	186.29	178.69
S&P 500 Index	100.00	133.36	171.47	207.56	188.66	166.24

Report of the Compensation Committee

The Compensation Committee of the Board of Directors (the “Committee”) determines the compensation arrangements for executive officers of the Company. In formulating the Company’s executive compensation program, the Committee seeks to provide competitive levels of compensation which will assist the Company in attracting and retaining qualified executives, reward individual initiative and achievement and integrate executive pay with the interests of the Company’s stockholders in achieving the Company’s annual and long-term performance goals.

The compensation program for the Company’s executives consists of base salary, stock options and an annual incentive bonus plan for key employees including the Chief Executive Officer, the President and Chief Operating Officer, the Chief Financial Officer, the Chief Information Officer and the General Counsel and Secretary. In 2001, the Committee determined the level for each of these components for Dr. Saad, Chief Executive Officer of the Company, using measures and criteria consistent with those used for other similarly situated executive officers.

The Company’s salary levels are intended to be consistent with competitive requirements and levels of responsibility. Salary levels are largely determined through comparisons with companies of similar size and complexity. Salary adjustments, which are normally made annually, are determined by monitoring the competitive market place, the overall financial performance of the Company, the performance of the individual executive and any increased responsibilities assumed by the executive. On the basis of the foregoing factors, the Committee established a 2001 salary of $315,000 for Dr. Saad.

The Company periodically grants stock options to its executive officers and other key employees. Stock option grants are intended to provide the Company’s executives and other key employees with a significant incentive to work to maximize stockholder value. The Committee strongly believes that by providing its executives and key employees who have substantial responsibility for the management and growth of the Company with an opportunity to profit from increases in the value of the Company’s stock, the interests of the Company’s stockholders and executives will be most closely aligned. The number of options granted to executive officers is based on individual performance and level of responsibility and must be sufficient in size to provide a strong incentive for executives to work for the long term business interests of the Company.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits the deductibility of compensation exceeding $1 million to each of the Company’s Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance-based compensation meeting the requirements promulgated by the Internal Revenue Service under Section 162(m) will not be subject to the deduction limit. The Company intends to qualify its executive compensation arrangements to comply with such requirements.

Awards under the annual incentive bonus plan are based upon certain factors including (i) the level of achievement by the Company of its annual financial plan as approved by the Board of Directors, (ii) the level of achievement by the individual of certain goals and objectives set by the Board of Directors, and (iii) the overall performance of the business unit or department, as applicable. The financial plan focuses on achievement of certain levels of revenues and pre-tax income, which the Committee believes are primary determinants of share price over time. The financial plan is established at the beginning of each fiscal year by the Board of Directors after consultation with management. A target bonus opportunity is established for each executive based on his or her level of responsibility, potential contribution to the success of the Company and competitive considerations. To determine the actual award to an executive, a year-end assessment is made of the Company’s performance and the executive’s role in achieving that performance. This individual assessment, combined with the Company’s financial results, insures that individual awards reflect an executive’s specific contribution to the success of the Company. For 2001, payments under the annual incentive bonus plan were $294,500 to Dr. Saad, $152,000 to Richard P. Adelson, President and Chief Operating Officer of the Company, $90,000 to David J. Cammarata, Chief Financial Officer of the Company, $75,000 to James B. Douglass, Chief Information Officer of the Company and $90,000 to Richard C. Rosenzweig, General Counsel and Secretary of the Company.

The Committee believes that the compensation program for executives of the Company is competitive with the compensation programs provided by other companies with which the Company competes for executive talent and by other companies of similar size in similar industries. The Committee believes that the stock option program provides opportunities to executives that are consistent with the returns that are generated on behalf of the Company’s stockholders. The Committee also believes that amounts paid under the incentive bonus plan are appropriately related to Company and individual performance, yielding awards which are directly linked to the annual and longer term financial results of the Company.

TH	E COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Ca	rter H. Eckert
Ge	orge S. Frazza
Ma	rcel Rozencweig, M.D.

Audit Committee Report

The members of the Audit Committee are Robert E. Campbell, George S. Frazza and Joseph A. Mollica. Each member of the Audit Committee is independent in the judgment of the Company’s Board of Directors and as required by the listing standards of The Nasdaq Stock Market (“NASDAQ”). The Audit Committee operates under the charter of the Audit Committee adopted by the Board of Directors (the “Charter”).

Management is responsible for preparing the Company’s financial statements and the independent auditors are responsible for auditing those financial statements. The Audit Committee’s primary responsibility is to oversee the Company’s financial reporting process on behalf of the Board of Directors and to report the results of its activities to the Board of Directors, as described in the Charter of the Audit Committee. The principal recurring duties of the Audit Committee in carrying out its oversight responsibility include reviewing and evaluating the audit efforts of the Company’s independent auditors, discussing with management and the independent auditors the adequacy and effectiveness of the Company’s accounting and financial controls, and reviewing and discussing with management and the independent auditors the Company’s quarterly and annual financial statements.

The Audit Committee has reviewed and discussed with the Company’s management the audited financial statements of the Company for the fiscal year ended December 31, 2001. The Audit Committee has also discussed with KPMG LLP, the independent auditors of the Company, the matters required to be discussed by statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee discussed with the independent accountants their independence from management and the Company, including the matters in their written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Based upon the review and discussions summarized above, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company, as of December 31, 2001 and for the year then ended, be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Commission. The Audit Committee also recommended to the Board of Directors, and the Board of Directors has approved, subject to stockholder ratification, the selection of the Company’s independent auditors.

TH	E AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Ro	bert E. Campbell
Ge	orge S. Frazza
Jos	eph A. Mollica, M.D.

II.    APPROVAL OF THE IMPATH INC. 2002 LONG TERM INCENTIVE PLAN

The Board of Directors of the Company believes that attracting and retaining highly qualified key employees and directors is essential to the Company’s growth and success. The Board of Directors also believes that important advantages to the Company are gained by a comprehensive compensation program that includes different types of incentives for motivating such individuals and rewards for outstanding service. In this regard, stock options and other stock-related awards have been and will continue to be an important element of the Company’s compensation program because such awards enable employees and directors to acquire or increase their proprietary interest in the Company, thereby promoting a close identity of interests between such individuals and the Company’s stockholders. Such awards also provide to employees and directors an increased incentive to expend their maximum efforts for the success of the Company’s business.

Stock options have been granted by the Company under its 1989 Stock Option Plan, its 1997 Long Term Incentive Plan, its 1999 Long Term Incentive Plan and its 2000 Long Term Incentive Plan. The 1989 Long Term Incentive Plan has expired pursuant to its terms. There are currently no shares currently available for stock option grants under the 1997 Long Term Incentive Plan or the 1999 Long Term Incentive Plan, and there are approximately 507,000 shares available for stock option grants under the 2000 Long Term Incentive Plan. Stock option grants have been an important aspect of the Company’s compensation program in attracting and retaining senior executives, directors and other key personnel. The Board of Directors believes that it is in the interests of the Company and its stockholders that the ability of the Company to grant stock options and other stock-based awards be continued.

Accordingly, on February 18, 2002, the Board of Directors adopted, subject to stockholder approval at the Meeting, the IMPATH Inc. 2002 Long Term Incentive Plan (the “Incentive Plan”). In authorizing grants of stock options, restricted stock and stock awards, the Incentive Plan is intended to give the Company flexibility to respond to rapidly changing business, economic and regulatory requirements and conditions. In addition, such flexibility will enhance the ability of the Company to closely link compensation to performance. The Incentive Plan will not become effective unless approved by the holders of a majority of the shares of Common Stock present or represented and voting thereon at the Meeting. The text of the Incentive Plan is set forth in Exhibit A hereto.

The following discussion of the material features of the Incentive Plan is qualified by reference to the text of the Incentive Plan set forth in Exhibit A hereto.

Shares Subject to the Plan.    Under the Incentive Plan, 2,500,000 shares of Common Stock will be available for issuance of awards. Shares distributed under the Incentive Plan may be either newly issued shares or treasury shares. If any shares subject to an Incentive Plan award are forfeited or an award otherwise terminates without a distribution of shares, the shares subject to such award will again be available for awards under the Incentive Plan. The number of shares of Common Stock subject to all awards granted to any individual under the Incentive Plan in any one-year period shall not exceed 100,000 shares, subject to the adjustments described in the next paragraph.

The Incentive Plan provides that, in the event of changes in the corporate structure of the Company affecting the Common Stock, the Compensation Committee of the Board of Directors (the “Committee”) may adjust (i) the number and kind of shares which may be issued in connection with awards, (ii) the number and kind of shares issued or issuable in respect of outstanding awards and (iii) the exercise price, grant price, or purchase price relating to any award. The Committee may also adjust performance conditions and other terms of awards in response to these kinds of events or to changes in applicable laws, regulations or accounting principles. As provided in the Incentive Plan, in connection with any merger or consolidation involving the Company or any sale or transfer by the Company of all or substantially all its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then outstanding voting securities of the Company, all outstanding options under the Incentive Plan will become exercisable in full on and after (i) 15 days prior to the effective date of such merger, consolidation, sale, transfer or acquisition or (ii) the date of commencement of such tender offer or exchange offer, as the case may be.

Eligibility.    Any employee, including any officer or employee-director, of the Company and its subsidiaries or affiliated companies is eligible to receive awards under the Incentive Plan. Directors of the Company who are not employees are eligible for grants of stock options under the Incentive Plan.

Administration.    The Incentive Plan will be administered by the Committee. Subject to the terms and conditions of the Incentive Plan, the Committee is authorized to designate participants who are employees, directors or consultants of the Company and its subsidiaries and affiliated companies, determine the type and number of awards to be granted, set terms and conditions of such awards, prescribe forms of award agreements, interpret the Incentive Plan, specify rules and regulations relating to the Incentive Plan, and make all other determinations which may be necessary or advisable for the administration of the Incentive Plan.

Stock Options.    The Committee is authorized to grant stock options, including both incentive stock options (“ISOs”), which can result in potentially favorable tax treatment to the participant, and nonqualified stock options. The exercise price per share of Common Stock subject to an option is determined by the Committee, provided that the exercise price may not be less than the fair market value of the Common Stock on the date of grant. The term of each such option, the times at which each such option shall be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment, generally will be fixed by the Committee, except no ISO will have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash, or in stock, outstanding awards or other property (including notes or obligations to make payment on a deferred basis, such as through “cashless exercises”) having a fair market value equal to the exercise price, as the Committee may determine from time to time.

Restricted Stock.    The Incentive Plan also authorizes the Committee to grant restricted stock. Restricted stock is an award of shares which may not be disposed of by participants and which may be forfeited in the event of certain terminations of employment prior to the end of a restriction period established by the Committee. Such an award would entitle the participant to all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any dividends thereon, unless otherwise determined by the Committee.

Stock Awards.    The Incentive Plan also authorizes the Committee to grant stock awards. Stock awards are grants of shares that may be disposed of by participants. Such an award would entitle the participant to all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any dividends thereon.

Other Terms of Awards.    The flexible terms of the Incentive Plan will permit the Committee to impose performance conditions with respect to any award. Such conditions may require that an award be forfeited, in whole or in part, if performance objectives are not met, or require that the time of exercisability or settlement of an award be linked to achievement of performance conditions.

Awards may be settled in stock, other awards or other property, in the discretion of the Committee. The Committee may condition the payment of an award on the withholding of taxes and may provide that a portion of the Common Stock or other property to be distributed will be withheld (or previously acquired Common Stock or other property surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the Incentive Plan may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution to a guardian or legal representative designated to exercise such person’s rights and receive distributions under the Incentive Plan upon such person’s death, or otherwise if permitted under Rule 16b-3 and by the Committee.

The Board of Directors may amend, modify or terminate the Incentive Plan at any time provided that (i) the number of shares of Common Stock available under the Incentive Plan may not be increased without stockholder approval (subject to certain provisions relating to adjustment as discussed above) and (ii) no amendment or termination of the Incentive Plan may, without a participant’s consent, adversely affect any rights already accrued under the Incentive Plan by the participant. In addition, no amendment or modification shall, unless previously approved by the stockholders (where such approval is necessary to satisfy then applicable requirements of federal securities laws, the Internal Revenue Code of 1986, as amended (the “Code”), or rules of any stock exchange on which the Common Stock is listed) (i) in any manner affect the eligibility requirements of the Incentive Plan, (ii) increase the number of shares of Common Stock subject to any option or (iii) extend the period during which awards may be granted under the Incentive Plan.

No awards may be granted under the Incentive Plan after February 18, 2012. Unless earlier terminated by the Board of Directors, the Incentive Plan will terminate when no shares remain available for issuance and the Company has no further obligation with respect to any outstanding award.

Federal Income Tax Implications of the Plan.    The following description summarizes the material federal income tax consequences arising with respect to the issuance and exercise of awards granted under the Incentive Plan. The grant of an option will create no tax consequences for the participant or the Company. A participant will not have taxable income upon exercising an ISO (except that the alternative minimum tax may apply) and the Company will receive no deduction at that time. Upon exercising an option other than an ISO, the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and nonforfeitable Common Stock acquired on the date of exercise. The Company will be entitled to a deduction equal to the amount recognized as ordinary income by the participant.

A participant’s disposition of shares acquired upon the exercise of an option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares (or the exercise price of the option in the case of shares acquired by exercise of an ISO and held for the applicable ISO holding periods). Generally, there will be no tax consequences to the Company in connection with a disposition of shares acquired under an option or other award, except that the Company will be entitled to a deduction (and the participant will recognize ordinary taxable income) if shares acquired upon exercise of an ISO are disposed of before the applicable ISO holding periods have been satisfied.

With respect to awards involving stock that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares received at the first time the shares become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. The Company will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect under Section 83(b) of the Code to be taxed at the time of receipt of shares rather than upon lapse of restrictions on transferability or the substantial risk of forfeiture, but if the participant subsequently forfeits such shares he would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which he previously paid tax. Such election must be made and filed with the Internal Revenue Service within thirty days of the receipt of the shares.

Section 162(m) of the Code limits deductibility of certain compensation for each of the Chief Executive Officer of the Company and the additional four executive officers who are highest paid and employed at year end to $1 million per year. The Company anticipates that action will be taken with respect to awards under the Incentive Plan to ensure deductibility.

The Committee may condition the payment of an award on the withholding of taxes and may provide that a portion of the stock to be distributed will be withheld (or previously acquired stock surrendered by the participant) to satisfy withholding and other tax obligations.

The foregoing summarizes the material federal income tax consequences arising with respect to the issuance and exercise of awards granted under the Incentive Plan. Different tax rules may apply with respect to participants who are subject to Section 16 of the Exchange Act, when they acquire stock in a transaction deemed to be a nonexempt purchase under that statute or within six months of an exempt grant of a derivative security under the Incentive Plan. This summary does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws.

No stock options or other awards have been granted or committed to under the Incentive Plan. The number of stock options or other awards that may be granted to any executive officer of the Company or other employee or participant pursuant to the Incentive Plan is not currently determinable and is in the discretion of the Committee. On April 10, 2002, the closing price of the Common Stock on NASDAQ was $33.89 per share. As of April 10, 2002, the Company had approximately 1127 full-time employees.

The Board of Directors unanimously recommends that stockholders vote FOR the approval of the Incentive Plan.

III.	APPROVAL OF AN AMENDMENT TO ARTICLE FOURTH OF THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK AND REMOVE PROVISIONS WHICH ARE NO LONGER RELEVANT

On April 16, 2002, the Board of Directors adopted an amendment to Article IV of the Company’s restated certificate of incorporation (the “Restated Certificate of Incorporation”) to increase the authorized Common Stock from 50,000,000 shares to 70,000,000 shares. The Board of Directors believes it is desirable to increase the number of authorized shares of Common Stock in order to provide the Company with flexibility to use its capital stock for business and financial purposes in the future. The additional shares of Common Stock available for issuance may be issued by the Board of Directors of the Company without the expense and delay of a special stockholders’ meeting for various purposes including, without limitation, (i) issuance in connection with any desirable acquisition, merger or strategic relationship which may be presented to the Company, (ii) issuance in connection with an offering to raise capital for the Company, (iii) issuance in connection with a convertible debt financing to improve the Company’s financial and business position, (iv) issuance upon exercise of options granted under the Company’s various stock option plans or in connection with other employee benefit plans, (v) payment of stock dividends or issuance pursuant to a stock split, and (vi) issuance upon exercise of warrants or the conversion of other securities convertible into Common Stock which may be outstanding from time to time.

As of April 15, 2002, 18,580,897 shares of Common Stock were issued and outstanding and an aggregate of approximately 1,622,837 shares of Common Stock were reserved for issuance under existing warrants and existing option and stock incentive plans. Following an increase in the authorized Common Stock from 50,000,000 shares to 70,000,000 shares, the Company will have approximately 50,000,000 shares remaining for the purposes described in clauses (i) through (vi) above.

The Company has no present plans, agreements or understandings for the issuance of any shares of Common Stock, other than with respect to currently reserved shares in connection with transactions in the ordinary course of the Company’s business, or shares which may be issued under the Company’s stock option and employee benefit plans. There will be no change in voting rights, dividend rights, liquidation rights, or any other stockholder rights as a result of the proposed amendment. If the proposed amendment is adopted, the additional authorized shares of Common Stock would thereafter be subject to issuance from time to time by the Board of Directors without stockholder approval and without any preemptive purchase rights by the stockholders, subject to the requirements of NASDAQ or any national securities exchange on which the Common Stock may then be traded and the DGCL.

The Board of Directors believes the proposed increase in the authorized Common Stock will make a sufficient number of shares available in the event the Company decides to use its shares for one or more of the above-mentioned purposes or otherwise. The Company reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board of Directors.

The overall effect of an issuance of additional shares of Common Stock and the existence of certain provisions contained in the Company’s Restated Certificate of Incorporation and By-laws may be to render more difficult the accomplishment of any attempted merger, takeover or other change in control affecting the Company and/or the removal of the Company’s incumbent Board of Directors and management. For example, without further stockholder approval, the Board of Directors could strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board of Directors. Although this proposal to increase the authorized Common Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board of Directors currently aware of any such attempts directed at the Company), stockholders should be aware that approval of the proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices. If approved, the proposed amendment will become effective upon filing of a Certificate of Amendment to the Restated Certificate of Incorporation (the “Certificate of Amendment”) in substantially in the form attached hereto as Exhibit B with the Secretary of State of the State of Delaware.

The Board of Directors unanimously recommends that the stockholders vote FOR the approval and adoption of an amendment to the Restated Certificate of Incorporation to increase the number of shares the Company is authorized to issue from 50,000,000 to 70,000,000.

Other Amendments to the Restated Certificate of Incorporation

In addition to the amendment described above, the Board of Directors approved amendments to the Restated Certificate of Incorporation to delete certain cross references which are no longer relevant to the Company. In particular, in Section (a)(2) and Section (a)(3) of Article IV, the cross references to Section (b)(2) and Section (b)(5), respectively, have been deleted and replaced with “subject to the rights of the holders of the Preferred Stock.” The cross references are no longer relevant because the Company no longer has any series of Preferred Stock outstanding.

The Board of Directors unanimously recommends that the stockholders vote FOR the approval and adoption of an amendment to the Restated Certificate of Incorporation to remove provisions which are no longer relevant.

IV.    RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

The Board of Directors of the Company has selected KPMG LLP to serve as independent accountants for the Company for the fiscal year ending December 31, 2002. The Board of Directors considers KPMG LLP to be eminently qualified.

The following table sets forth the aggregate fees billed to the Company for the fiscal year ended December 31, 2001 by the Company’s independent accounting firm, KPMG LLP:

Audit Fees	$195,000.00
Financial Information Systems Design and Implementation Fees	—
All Other Fees (including statutory audits and tax services)	$500,000.00	(a)(b)
Total Fees	$695,000.00

(a)	Includes fees for tax consulting and other non-audit services.
(b)	The audit committee has considered whether the provision of these services is compatible with maintaining the principal accountant’s independence.

Although it is not required to do so, the Board of Directors is submitting its selection of KPMG LLP for ratification at the Meeting, in order to ascertain the views of stockholders regarding such selection. If the selection is not ratified, the Board of Directors will reconsider its selection.

A representative of KPMG LLP will be present at the Meeting, with the opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.

The Board of Directors unanimously recommends that stockholders vote FOR ratification of the selection of KPMG LLP to examine the financial statements of the Company for the Company’s fiscal year ending December 31, 2002.

V.    OTHER MATTERS

The Board of Directors of the Company does not know of any other matters which may be brought before the Meeting. However, if any such other matters are properly presented for action, it is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in accordance with their judgment on such matters.

Miscellaneous

If the accompanying form of Proxy is executed and returned, the shares of Common Stock represented thereby will be voted in accordance with the terms of the Proxy, unless the Proxy is revoked. If no directions are indicated in such Proxy, the shares represented thereby will be voted FOR the nominees proposed by the Board of Directors in the election of directors, FOR the approval of the IMPATH Inc. 2002 Long Term Incentive Plan, FOR the amendment to the Restated Certificate of Incorporation to increase in the number of authorized shares and delete certain provisions that are no longer relevant, and FOR ratification of the Board of Directors’ selection of independent accountants for the Company. Any Proxy may be revoked at any time before it is exercised. The casting of a ballot at the Meeting by a stockholder who may theretofore have given a Proxy or the subsequent delivery of a Proxy will have the effect of revoking the initial Proxy.

All costs relating to the solicitation of Proxies will be borne by the Company. Proxies may be solicited by officers, directors and regular employees of the Company and its subsidiaries personally, by mail or by telephone, telecopier or telegram, and the Company may pay brokers and other persons holding shares of stock in their names or those of their nominees for their reasonable expenses in sending soliciting material to their principals. The Company will compensate MacKenzie Partners a fee of approximately $9,000 to assist in communicating with the Company’s stockholders.

It is important that Proxies be returned promptly. Stockholders who do not expect to attend the Meeting in person are urged to mark, sign and date the accompanying form of Proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that their votes can be recorded.

Stockholder Proposals and Nominations of Board Members

If a stockholder intends to present a proposal for action at the 2003 Annual Meeting and wishes to have such proposal considered for inclusion in the Company’s proxy materials in reliance on Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, the proposal must be submitted in writing and received by the Secretary of the Company by December 31, 2002. Such proposal must also meet the other requirements of the rules of the Commission relating to stockholder proposals.

The Company’s By-laws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations for individuals for election to the Board of Directors. In general, notice of a stockholder proposal or a director nomination for an annual meeting must be received by the Company not less than 90 days nor more than 120 days prior to the anniversary date of the preceding annual meeting of stockholders and must contain specified information and conform to certain requirements, as set forth in the  By-laws. If the chairman at any stockholders’ meeting determines that a stockholder proposal or director nomination was not made in accordance with the By-laws, the Company may disregard such proposal or nomination.

In addition, if a stockholder submits a proposal outside of Rule 14a-8 for the 2003 Annual Meeting, and the proposal fails to comply with the advance notice procedures described by the By-laws, then the Company’s proxy may confer discretionary authority on the persons being appointed as proxies on behalf of the Board of Directors to vote on the proposal. Proposals and nominations should be addressed to the Secretary of the Company, Richard C. Rosenzweig, IMPATH Inc., 521 West 57th Street, New York, NY 10019.

RIC	HARD C. ROSENZWEIG, Secretary

Ne	w York, New York
Ap	ril 30, 2002

Exhibit A

IMPATH INC.
2002 LONG TERM INCENTIVE PLAN

SECTION 1.    Purpose.    The 2002 Long Term Incentive Plan (the “Plan”) is intended to encourage selected employees, officers, directors and consultants of, and other individuals providing services to, IMPATH Inc. (together with any successor thereto, the “Company”) and its Affiliates (as defined below) to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders, and to enhance the ability of the Company and its Affiliates to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

SECTION 2.    Definitions.    As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

“Award” shall mean any Option, Restricted Security or Stock Award granted under the Plan.

“Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

“Board” shall mean the Board of Directors of the Company.

“Cause”, as used in connection with the termination of a Participant’s employment, shall mean (i) with respect to any Participant employed under a written employment agreement with the Company or an Affiliate of the Company, “cause” as defined in such agreement or, if such agreement contains no such definition, a material breach by the Participant of such agreement, or (ii) with respect to any other Participant, the failure to perform adequately in carrying out such Participant’s employment responsibilities, including any directives from the Board, or engaging in such behavior in his personal or business life as to lead Management or the Board in its reasonable judgment to determine that it is in the best interests of the Company to terminate his employment.

“Common Stock” shall mean the common stock of the Company, $.005 par value.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

“Committee” shall mean the Compensation Committee or any other committee of the Board designated by the Board to administer the Plan and composed of not less than two directors who shall be (i) “Non-Employee Directors” within the meaning of Rule 16b-3(b) (3) (or any successor rule) promulgated under the Exchange Act and (ii) “outside directors” within the meaning of Treasury Regulation Section 1.162-27(e) (3) under Section 162(m) of the Code.

“Common Shares” shall mean the shares of the Common Stock and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 4(b) of the Plan, and any other securities of the Company or any Affiliate or any successor that may be so designated by the Committee.

“Effective Date” shall mean February 18, 2002, the date on which the Plan was adopted by the Committee.

“Employee” shall mean any employee of the Company or of any Affiliate.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean (A) with respect to any property other than the Common Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee; and (B) with respect to the Common Shares, the last sale price regular way on the date of reference, or, in case no sale takes place on such date, the average of the high bid and low asked prices, in either case on the principal national securities exchange on which the Common Shares are listed or admitted to trading, or if the Common Shares are not listed or admitted to trading on any national securities exchange, the last sale price reported on the National Market System of the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) on such date, or the average of the closing high bid and low asked prices in the over–the–counter market reported on NASDAQ on such date, whichever is applicable, or if there are no such prices reported on NASDAQ on such date, as furnished to the Committee by any New York Stock Exchange member selected from time to time by the Committee for such purpose. If there is no bid or asked price reported on any such date, the Fair Market Value shall be determined by the Committee in accordance with the regulations promulgated under Section 2031 of the Code, or by any other appropriate method selected by the Committee.

“Good Reason”, as used in connection with the termination of a Participant’s employment, shall mean (i) with respect to any Participant employed under a written employment agreement with the Company or an Affiliate of the Company, “good reason” as defined in such written agreement or, if such agreement contains no such definition, a material breach by the Company of such agreement, or (ii) with respect to any other Participant, a failure by the Company to pay such Participant any amount otherwise vested and due and a continuation of such failure for 30 business days following notice to the Company thereof.

“Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

“Non–Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option. Any stock option granted by the Committee that is not designated an Incentive Stock Option shall be deemed a Non–Qualified Stock Option.

“Option” shall mean an Incentive Stock Option or a Non–Qualified Stock Option.

“Participant” shall mean any individual granted an Award under the Plan.

“Person” shall mean any individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

“Released Securities” shall mean securities that were Restricted Securities or Stock Awards but with respect to which all applicable restrictions, if any, have expired, lapsed or been waived in accordance with the terms of the Plan or the applicable Award Agreement.

“Restricted Securities” shall mean any Common Shares granted under Section 6(b) of the Plan, any right granted under Section 6(b) of the Plan that is denominated in Common Shares or any other Award under which issued and outstanding Common Shares are held subject to certain restrictions.

“Rule 16a-1” and “Rule 16b-3” shall mean, respectively, Rule 16a-1 and Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Stock Award” shall mean any Common Shares granted under Section 6(c) of the Plan.

SECTION 3.    Administration.    The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to an eligible Participants; (iii) determine the number of Common Shares to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine requirements for the vesting of Awards or performance criteria to be achieved in order for Awards to vest; (vii) determine whether, to what extent, and under what circumstances Common Shares payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any stockholder and any Employee. Notwithstanding the foregoing, the maximum number of Awards which may be granted to any one Participant under this Plan in any one-year period shall not exceed 100,000 Common Shares, subject to the adjustments provided in Section 4(b) hereof, and no Awards under this Plan shall be granted more than ten years after the Effective Date.

SECTION 4.    Common Shares Available for Awards.

(a)  Common Shares Available.    Subject to adjustment as provided in Section 4(b):

(i)  Calculation of Number of Common Shares Available.    The number of Common Shares available for granting Awards under the Plan shall be 2,500,000, any or all of which may be or may be based on Common Stock, any other security which becomes the subject of Awards, or any combination thereof. Initially 2,500,000 shares of Common Stock shall be reserved for Awards hereunder. Further, if, after the Effective Date of the Plan, any Common Shares covered by an Award granted under the Plan or to which such an Award relates, are forfeited, or if an Award otherwise terminates or is canceled without the delivery of Common Shares, then the Common Shares covered by such Award or to which such Award relates, or the number of Common Shares otherwise counted against the aggregate number of Common Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, termination or cancellation, shall again be, or shall become, available for granting Awards under the Plan.

(ii)  Sources of Common Shares Deliverable Under Awards.    Any Common Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Shares or of treasury Common Shares.

(b)  Adjustments.    In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Common Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to purchase Common Shares or other securities of the Company, or other similar corporate transaction or event affects the Common Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of Common Shares (or other securities or property) which thereafter may be made the subject of Awards, (ii) the number and kind of Common Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of Common Shares subject to any Award denominated in Common Shares shall always be a whole number.

In connection with any merger or consolidation in which the Company is not the surviving corporation and which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning less than a majority of the outstanding voting securities of the surviving corporation (determined immediately following such merger or consolidation), or any sale or transfer by the

Company of all or substantially all its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then outstanding voting securities of the Company, all outstanding Options under the Plan shall become exercisable in full, notwithstanding any other provision of the Plan or of any outstanding Options granted thereunder, on and after (i) the fifteenth day prior to the effective date of such merger, consolidation, sale, transfer or acquisition or (ii) the date of commencement of such tender offer or exchange offer, as the case may be. The provisions of the foregoing sentence shall apply to any outstanding Options which are Incentive Stock Options to the extent permitted by Section 422(d) of the Code and such outstanding Options in excess thereof shall, immediately upon the occurrence of the event described in clause (i) or (ii) of the foregoing sentence, be treated for all purposes of the Plan as Non-Qualified Stock Options and shall be immediately exercisable as such as provided in the foregoing sentence.

SECTION 5.    Eligibility.    Any Employee, including any officer or employee-director of the Company or of any Affiliate, and any consultant of, or other individual providing services to, the Company or any Affiliate shall be eligible to be designated a Participant. A non-employee director shall be eligible to receive Non-Qualified Stock Options under the Plan. Designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards.

SECTION 6.    Awards.

(a)  Options.    The Committee is hereby authorized to grant to eligible individuals options to purchase Common Shares (each, an “Option”) that shall contain the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(i)  Exercise Price.    The purchase price per Common Share purchasable under an Option shall be determined by the Committee as of the date of grant; provided, however, that such purchase price shall not be less than one hundred percent (100%) of the Fair Market Value of a Common Share on the date of grant of such Option, or such higher price as required under Subsection 6(a)(iv) or (v) hereof.

(ii)  Time and Method of Exercise.    Subject to the terms of Section 6(a)(iii), the Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms (including, without limitation, cash, Common Shares, outstanding Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(iii)  Exercisability Upon Death, Retirement and Termination of Employment.    Subject to the condition that no Option may be exercised in whole or in part after the expiration of the Option period specified in the applicable Award Agreement (and in no event later than ten years after the date it is granted):

(A)  Upon the death of a Participant while employed or within 3 months of retirement or disability as defined in paragraph (B) below, the Person or Persons to whom such Participant’s rights with respect to any Option held by such Participant are transferred by will or the laws of descent and distribution may, prior to the expiration of the earlier of: (1) the outside exercise date determined by the Committee at the time of granting the Option, or (2) nine months after such Participant’s death, purchase any or all of the Common Shares with respect to which such Participant was entitled to exercise such Option immediately prior to such Participant’s death, and any Options not so exercisable will lapse on the date of such Participant’s death;

(B)  Upon termination of a Participant’s employment with the Company (x) as a result of retirement pursuant to a retirement plan of the Company or an Affiliate or disability (as determined by the Committee) of such Participant, (y) by the Company other than for Cause, or (z) by the Participant with Good Reason, such Participant may, prior to the expiration of the earlier of: (1) the outside exercise date determined by the Committee at the time of granting the Option, or (2) three months after the date of such termination, purchase any or all of the Common Shares with respect to which such Participant was entitled to exercise any Options immediately prior to such termination, and any Options not so exercisable will lapse on such date of termination;

(C)  Upon termination of a Participant’s employment with the Company under any circumstances not described in paragraphs (A) or (B) above, such Participant’s Options shall be canceled to the extent not theretofore exercised;

(D)  Upon expiration of the respective periods set forth in each of paragraphs (A) through (C) above, the Options of a Participant who has died or whose employment has been terminated shall be canceled to the extent not theretofore canceled or exercised; and

(E)  For purposes of paragraphs (A) through (C) above, the period of service of an individual as a director or consultant of the Company or an Affiliate shall be deemed the period of employment.

(iv)  Incentive Stock Options.    The following provisions shall apply only to Incentive Stock Options granted under the Plan:

(A)  No Incentive Stock Option shall be granted to any eligible Employee who, at the time such Option is granted, owns securities possessing more than ten percent (10%) of the total combined voting power of all classes of securities of the Company or of any Affiliate, except that such an Option may be granted to such an Employee if at the time the Option is granted the option price is at least one hundred ten percent (110%) of the Fair Market Value of the Common Shares (determined in accordance with Section 2) subject to the Option, and the Option by its terms is not exercisable after the expiration of five (5) years from the date the Option is granted; and

(B)  To the extent that the aggregate Fair Market Value of the Common Shares with respect to which Incentive Stock Options (without regard to this subsection) are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. This subsection shall be applied by taking Options into account in the order in which they were granted. If some but not all Options granted on any one day are subject to this subsection, then such Options shall be apportioned between Incentive Stock Option and Non–Qualified Stock Option treatment in such manner as the Committee shall determine. For purposes of this subsection, the Fair Market Value of any Common Shares shall be determined, in accordance with Section 2, as of the date the Option with respect to such Common Shares is granted.

(v)  Other Terms and Conditions of Options.    Notwithstanding any provision contained in the Plan to the contrary, during any period when any member of the Committee shall not be a “nonemployee director” as defined in Rule 16b–3, then, the terms and conditions of Options granted under the Plan to any director or officer, as defined in Rule 16a-1, of the Company during such period, unless other terms and conditions are approved in advance by the Board, shall be as follows:

(A)  The price at which each Common Share subject to an Option may be purchased shall, subject to any adjustments which may be made pursuant to Section 4, in no event be less than the Fair Market Value of a Common Share on the date of grant, and provided further that in the event the option is intended to be an Incentive Stock Option and the optionee owns on the date of grant securities possessing more than ten percent (10%) of the total combined voting power of all classes of securities of the Company or of any Affiliate, the price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per Common Share on the date of grant; and

(B)  The Option may be exercised to purchase Common Shares covered by the Option not sooner than six (6) months following the date of grant. The Option shall terminate and no Common Shares may be purchased thereunder more than ten (10) years after the date of grant, provided that if the Option is intended to be an Incentive Stock Option and the Optionee owns on the date of grant securities possessing more than ten percent (10%) of the total combined voting power of all classes of securities of the Company or of any Affiliate, the Option shall terminate and no Common Shares may be purchased thereunder more than five (5) years after the date of grant.

(b)  Restricted Securities.

(i)  Issuance.    The Committee is hereby authorized to grant to eligible Employees “Restricted Securities” which shall consist of the right to receive, by purchase or otherwise, Common Shares which are subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote such Common Shares or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

(ii)  Registration.    Restricted Securities granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificates or certificates. In the event any stock certificate is issued in respect of Restricted Securities granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Securities.

(iii)  Forfeiture.    Except as otherwise determined by the Committee, upon termination of a Participant’s employment for any reason during the applicable restriction period, all of such Participant’s Restricted Securities which had not become Released Securities by the date of termination of employment shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to such Participant’s Restricted Securities. Unrestricted Common Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the holder of Restricted Securities promptly after such Restricted Securities become Released Securities.

(c) Stock Awards

(i)  Issuance.    The Committee is hereby authorized to grant Stock Awards (which may include payment of bonus incentive compensation in stock) consisting of shares of Common Stock issued or transferred to Participants with or without other payments therefor. Stock Awards may be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, vesting, restrictions on the sale or other disposition of such shares and the right of the Company to reacquire such shares for no consideration upon termination of the Participant’s employment within specified periods. The Committee may require the Participant to deliver a duly signed stock power, endorsed in blank, relating to the shares of Common Stock covered by such an Award. The Committee may also require that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed. The Stock Award shall specify whether the Participant shall have, with respect to the shares of Common Stock, subject to a Stock Award, all of the rights of a holder of shares of Common Stock of the Company, including the right to receive dividends and to vote the shares.

(ii) Registration.    Stock Awards granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificates or certificates. In the event any stock certificate is issued in respect a Stock Award granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Stock Award.

(d)  General.

(i)  Limits on Transfer of Awards.

(A)  Except as may be provided by the specific terms of an Award or an amendment of an Award, no Award (other than Released Securities), and no right under any such Award, may be assigned,

alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution (or, in the case of Restricted Securities or Stock Awards, to the Company) and any such purported assignment, alienation, pledge, attachment, sale or other transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

(B)  Except as may be provided by the specific terms of an Award or an amendment of an Award, each Award, and each right under any Award, shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative.

(ii)  Terms of Awards.    The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option exceed a period of ten years from the date of its grant.

(iii)  Rule 16b-3 Six-Month Limitations.    To the extent required in order to maintain the exemption provided under Rule 16b-3 only, any equity security offered pursuant to the Plan must be held for at least six months after the date of grant, and with respect to any derivative security issued pursuant to the Plan, at least six months must elapse from the date of acquisition of such derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security. Terms used in the preceding sentence shall, for the purposes of such sentence only, have the meanings, if any, assigned or attributed to them under Rule 16a-1 and Rule 16b-3.

(iv)  Common Share Certificates.    All certificates for Common Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Common Shares are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(v)  Delivery of Common Shares or Other Securities and Payment by Participant of Consideration.    No Common Shares or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement is received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, Common Shares, other securities, other Awards or other property, or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Common Shares or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to the Plan or the applicable Award Agreement to the Company.

SECTION 7.    Amendments.    Except to the extent prohibited by applicable law:

(a)  Amendments to the Plan.    The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any stockholder, Participant, other holder or beneficiary of an Award, or other Person; provided, however, that any amendment, alteration, suspension, discontinuation, or termination that would impair the rights of any Participant, or any other holder or beneficiary of any Award theretofore granted, shall not to that extent be effective without the consent of such Participant, other holder or beneficiary of an Award, as the case may be; and provided further, however, that notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company, no such amendment, alteration, suspension, discontinuation, or termination shall be made that would:

(i)  increase the total number of Common Shares available for Awards under the Plan, except as provided in Section 4(b) hereof; or

(ii)  otherwise cause the Plan to cease to comply with any tax or regulatory requirement, including for these purposes any approval or other requirement which is or would be a prerequisite for exemptive relief from Section 16(b) of the Exchange Act.

(b)  Amendments to Awards.    The Committee may amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided, however, that any amendment, alteration, suspension, discontinuation, cancellation or termination that would impair the rights of any Participant or holder or beneficiary of any Award theretofore granted, shall not to that extent be effective without the consent of such Participant or holder or beneficiary of an Award, as the case may be; provided, however, that the Committee shall not be authorized to reprice any Award theretofore granted, prospectively or retroactively, without the approval of the stockholders of the Company.

SECTION 8.    General Provisions.

(a)  No Right to Awards.    No Employee or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

(b)  Correction of Defects, Omissions, and Inconsistencies.    The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

(c)  Withholding.    The Company or any Affiliate shall be authorized to withhold from any Award granted, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Common Shares, other securities, other Awards, or other property) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy all obligations for the payment of such taxes.

(d)  No Right to Employment.    The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(e)  Governing Law.    The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.

(f)  Severability.    If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(g)  No Trust or Fund Created.    Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(h)  No Fractional Common Shares.    No fractional Common Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Common Shares or whether such fractional Common Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(i)  Headings.    Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION 9.    Adoption, Approval and Effective Date of the Plan.    The Plan was adopted by the Board on February 18, 2002 subject to stockholder approval. The Plan shall be void if the stockholders of the Company shall not have approved the adoption of the Plan within twelve (12) months after February 18, 2002, by a majority of votes cast thereon at a meeting of stockholders duly called and held for such purpose. Any Awards granted under the Plan prior to such approval of stockholders shall be effective as of the date of grant (unless, with respect to any Award, the Committee specifies otherwise at the time of grant), but no such Award may be exercised or settled and no restrictions relating to any Award may lapse prior to such stockholder approval, and if stockholders fail to approve the Plan as specified hereunder, any such Award shall be cancelled.

Exhibit B

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
IMPATH INC.

IMPATH Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST:    That at a meeting of the Board of Directors of IMPATH Inc., resolutions were duly adopted setting forth a proposed amendment to the restated certificate of incorporation of said corporation (the “Restated Certificate of Incorporation”), declaring said amendment to be advisable and directing that such amendment be considered by the stockholders of said corporation. The resolutions setting forth the proposed amendment are as follows:

RESOLVED, that Article IV of the Restated Certificate of Incorporation be, and it hereby is, amended by deleting the first paragraph and substituting therefor the following:

“The total number of shares of capital stock which the corporation shall have authority to issue is One Million (1,000,000) shares of preferred stock, $.01 par value per share (the “Preferred Stock”), and Seventy Million (70,000,000) shares of common stock, $.005 par value per share (the “Common Stock”).”

RESOLVED, that Article IV(a), Section 2 of the Restated Certificate of Incorporation be, and it hereby is, amended by deleting the phrase “as set forth in Section (b)(2) of this Article IV.”

RESOLVED, that Article IV(a), Section 3 of the Restated Certificate of Incorporation be, and it hereby is, amended by deleting the phrase “provisions set forth in Section (b)(5) of this Article IV.” and substituting therefor the phrase “rights of holders of Preferred Stock.”

SECOND:    The aforesaid amendment was duly adopted by the stockholders of IMPATH Inc. in accordance with the applicable provisions of the Restated Certificate of Incorporation of IMPATH Inc. and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said IMPATH Inc. has caused this certificate to be signed by                , its                 , this         day of                2002.

IMPATH INC.

By:
Name:
Title:

B-1

[IMPATH LOGO]

PROXY—ANNUAL MEETING OF STOCKHOLDERS—JUNE 14, 2002

COMMON STOCK

The undersigned, a stockholder of IMPATH Inc., does hereby appoint Anu D. Saad, Ph.D., Richard P. Adelson and Richard C. Rosenzweig, or any of them, each with full power of substitution, the undersigned’s proxies, to appear and vote at the Annual Meeting of Stockholders to be held on Friday, June 14, 2002, at 9:30 A.M., local time, or at any adjournments thereof, upon such matters as may come before the Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby instructs said proxies or their substitutes to vote as specified on the reverse side on each of the following matters and in accordance with their judgment on other matters which may properly come before the Meeting.

PROXY VOTING INSTRUCTIONS

To Vote By Mail

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

To Vote By Telephone (Touch-Tone Phone Only)

Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

To Vote By Internet

Please access the web page at www.voteproxy.com and follow the on-screen instructions. Have your control number available when you access the web page.

(Continued and to be Completed on Reverse Side)

A ☑ Please mark your votes as in this example.

1.	Election of Directors.

FOR all nominees listed below ☐	WITHHOLD AUTHORITY ☐
(except as marked to the contrary below)	to vote for all nominees listed below

(INSTRUCTION:	TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE’S NAME IN THE SPACE PROVIDED AT RIGHT.)

Nominees: Anu D. Saad, Ph.D., Robert E. Campbell, Richard J. Cote, M.D., Carter H. Eckert, George S. Frazza, Esq., Joseph A. Mollica, Ph.D., and Marcel Rozencweig, M.D.

2.	Approval of the IMPATH Inc. 2002 Long Term Incentive Plan.

FOR ☐                AGAINST ☐                 ABSTAIN ☐

3.	Approval of the Amendments to the Company’s Restated Certificate of Incorporation to increase the authorized common stock and delete certain provisions that are no longer relevant.

FOR ☐                AGAINST ☐                 ABSTAIN ☐

4.	Ratification of appointment of KPMG LLP as independent accountants for fiscal 2002.

FOR ☐                AGAINST ☐                 ABSTAIN ☐

The Board of Directors favors a vote “FOR” each item.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED AS TO ANY OF ITEMS 1, 2, 3 OR 4, THEY WILL BE VOTED “FOR” THE ITEM(S) AS TO WHICH NO DIRECTION IS INDICATED.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Stockholder(s) Sign Here                          (L.S.)                          (L.S.) Dated                   , 2002

IMPORTANT: Before returning this Proxy, please sign your name or names on the line(s) above exactly as shown hereon. Executors, administrators, trustees, guardians or corporate officers should indicate their full titles when signing. Where shares are registered in the names of joint tenants or trustees, each joint tenant or trustee should sign.